UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2022

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Poseida Therapeutics, Inc. (the “Company”), the Board appointed Charles Baum, M.D., Ph.D., as a director of the Company. Dr. Baum will serve as a Class III director with an initial term expiring at the Company’s 2023 annual meeting of stockholders, or until his earlier death, resignation, or removal. Dr. Baum was also appointed as a member of the Audit Committee and the Compensation Committee of the Board.

There are no arrangements or understandings between Dr. Baum and any other persons pursuant to which he was selected as a director of the Company. There is no transaction involving Dr. Baum that requires disclosure under Item 404(a) of Regulation S-K.

Dr. Baum will be entitled to receive cash and equity compensation for his service as a director of the Company pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy, as may be amended from time to time (the “Director Compensation Policy”). The Compensation Committee of the Board is currently assessing potential changes to the Director Compensation Policy in consultation with the Company’s independent compensation consultant, and Dr. Baum’s cash and equity compensation pursuant to the Director Compensation Policy will be deferred until such assessment is complete.

The Company also entered into its standard form of indemnity agreement with Dr. Baum, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-239321), filed with the Securities and Exchange Commission on June 19, 2020.

On May 18, 2022, the Company issued a press release announcing the appointment of Dr. Baum, a copy of which is attached hereto as Exhibit 99.1.

Also on May 16, 2022, David Hirsch, M.D., Ph.D., resigned from his position as a director of the Company, effective May 17, 2022. Dr. Hirsch’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Poseida Therapeutics, Inc., dated May 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: May 18, 2022	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt
General Counsel, Chief Compliance Officer & Corporate Secretary